Exhibit 3.1
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
MARLIN MIDSTREAM GP, LLC
May 19, 2015

Pursuant to Section 18-202 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, an authorized person of Marlin Midstream GP, LLC (the “Company”), a limited liability company organized and existing under Section 18-201 of the Act, does hereby certify that:

1.	The name of the limited liability company is “Marlin Midstream GP, LLC”.

2.	The Certificate of Formation of the Company, dated April 19, 2013, is hereby amended by deleting paragraph 1 in its entirety and replacing it with the following new paragraph:

1. Name. The name of the Company is: Azure Midstream Partners GP, LLC.

3.	The effective date and time of this certificate of amendment is: May 19, 2015 at 11:59 P.M. (Eastern Time).

Signature Page Follows

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment as of the date first written above.

AZURE MIDSTREAM ENERGY, LLC

By: /s/ Eric T. Kalamaras
Name: Eric T. Kalamaras
Title: Chief Financial Officer